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                                                                   EXHIBIT 23.4

July 1, 1997

  PaineWebber Incorporated ("PaineWebber") hereby consents to the inclusion in the Proxy Statement/Prospectus of ONEOK Inc. ("ONEOK") and WAI, Inc. of its opinion and to the references made to PaineWebber in the "Summary", "The
Transactions: Background and Reasons for the Transactions", "The Transactions:
Recommendation of the ONEOK, Board" and "The Transactions: Opinion of Financial Advisor" sections of such Proxy Statement/Prospectus. In giving such consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,

                                          PAINEWEBBER INCORPORATED

                                              /s/ George C. Stephenson
                                          By _________________________________

                                              George C. Stephenson
                                              Managing Director